UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 16, 2012

EASTERN AMERICAN NATURAL GAS TRUST

(Exact name of Registrant as specified in its charter)

Delaware	1-1174	36-7034603
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

The Bank of New York Mellon Trust Company, N.A., Trustee
Global Corporate Trust
919 Congress Avenue
Austin, Texas   78701

(Address of principal executive offices)

Registrant’s Telephone Number, including area code: (800) 852-1422

Not applicable

(Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  Entry into a Material Definitive Agreement.

On August 16, 2012 the registrant entered into a Sale Brokerage/Consulting Agreement dated August 16, 2012 (the “Agreement”) between Eastern American Natural Gas Trust and EnergyNet.com, Inc. (“EnergyNet”).  Pursuant to the Agreement, the registrant engaged EnergyNet to perform sales brokerage and consulting services in connection with the Registrant’s anticipated sale of the Royalty NPI as described in the registrant’s periodic filings.  The Agreement provides that at the closing of a sale of the Royalty NPI or any portion thereof, during the term of the engagement or within 180 days following the end of the engagement, the registrant will pay EnergyNet a fee equal to 4.0% of the sales price if the sales price is $2 million or less, and an additional 2.0% of any amount of the sales price in excess of $2 million.

ITEM 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

10.1        Sale Brokerage/Consulting Agreement with EnergyNet.com, Inc. dated August 16, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Eastern American Natural Gas Trust

By: The Bank of New York Mellon Trust Company, N.A.,
as Trustee

	By:	/s/ Sarah Newell
	Name:	Sarah Newell
	Title:	Vice President
Date: August 16, 2012

Exhibit Index

Exhibit Number	Description

10.1	Sale Brokerage/Consulting Agreement with EnergyNet.com, Inc. dated August 16, 2012